United States Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 29, 2006 (Date of Report)
PREMIER EXHIBITIONS, INC.
(Exact name of registrant as specified in its charter)

Florida (State of incorporation)	000-24452 (Commission File Number)	20-1424922 (IRS Employer Identification No.)

3340 Peachtree Road, Suite 2250, Atlanta, Georgia (Address of principal executive offices)		30326 (Zip Code)
(404) 842-2600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On September 29, 2006, the Registrant’s president and chief executive officer and its vice president and chief financial officer, in consultation with the audit committee of the Registrant’s board of directors, concluded that the Registrant’s previously issued financial statements, covering the fiscal year ended February 28, 2006 and the quarterly period ended May 31, 2006 should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20.
     The Registrant has amended and is re-filing on October 2, 2006 its financial statements for its fiscal years ended February 28, 2006 and February 28, 2005 to reflect a restatement of its consolidated balance sheets and related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. Additionally, the Registrant has amended and is re-filing on October 2, 2006 its financial statements for its quarter ended May 31, 2006 to reflect a restatement of its consolidated balance sheets and related consolidated statements of operations, and cash flows for the quarter then ended.
     The restatement was made by the Registrant in order to more appropriately apply Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” in accounting for the Registrant’s salvor-in-possession rights as well as certain of its exhibition licenses.
     The Registrant previously accounted for its salvor-in-possession rights as an asset. However, since the Registrant’s salvor-in-possession rights are an internally developed intangible asset, the Registrant has determined that under SFAS No. 142 that such asset should have been recognized by the Registrant as an expense when incurred.
     In addition, in accounting for exhibition licenses, the Registrant has recorded additional amortization in the fiscal years ended February 28, 2006 and 2005 as well as in the quarter ended May 31, 2006 for exhibition licenses acquired by the Registrant in April 2004. The Registrant had not recorded amortization on this asset because of ongoing litigation. However, the Registrant subsequently has determined that amortization on this asset should have been recorded over its useful life, which commenced in April 2004.
     As a result of the reclassifications set forth above, the Registrant has adjusted its deferred tax asset relating to its realization of net operating loss carry forward for the increased tax benefit.
     The Registrant discussed the matters disclosed in this Current Report with its independent certified public accountant, which has concurred with the Registrant’s determination described above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER EXHIBITIONS, INC.
Dated: October 2, 2006	/s/ Arnie Geller

Arnie Geller President and Chief Executive Officer